2008 NON-EMPLOYEE DIRECTOR LONG-TERM INCENTIVE PLAN

Section 1.    Establishment and Purposes of the Plan.

(a)           Purpose.  The purposes of this ePlus inc. 2008 Non-Employee Director Long-Term Incentive Plan (the “Plan”) are to attract, retain and compensate for service as members of the Board of Directors of ePlus inc. (the “Company”) highly qualified individuals who are not current employees of the Company and to enable them to increase their ownership in the Company’s Common Stock.  The Plan will be beneficial to the Company and its stockholders since it will allow these Directors to have a greater personal financial stake in the Company through the ownership of Common Stock, in addition to underscoring their common interest with stockholders in increasing the long-term value of the Common Stock.

(b)           Effective Date; Shareholder Approval.  The Plan is effective September 15, 2008, subject to the approval by the Company’s shareholders.

Section 2.    Definitions.

As used herein, the following definitions shall apply:

“Affiliate” shall mean (i) any entity that, directly or through one or more intermediaries, is controlled by the Company and (ii) any entity in which the Company has a significant equity interest, as determined by the Committee.

“Applicable Laws” means the requirements relating to the administration of equity plans under U.S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Restricted Shares are, or will be, granted under the Plan.

“Board” means the Board of Directors of the Company.

“Change in Control” means the occurrence of any of the following events with respect to the Company:

(i) the consummation of any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger own more than fifty percent (50%) of the outstanding common stock of the surviving corporation immediately after the merger; or

(ii) the consummation of any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, other than to a subsidiary or affiliate; or

(iii) any action pursuant to which any person (as such term is defined in Section 13(d) of the Exchange Act), corporation or other entity shall become the “beneficial owner” (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of shares of capital stock entitled to vote generally for the election of directors of the Company (“Voting Securities”) representing more than fifty (50%) percent of the combined voting power of the Company’s then outstanding Voting Securities (calculated as provided in Rule 13d-3(d) in the case of rights to acquire any such securities); or

(iv) the individuals (x) who, as of the Effective Date, constitute the Board (the “Original Directors”) and (y) who thereafter are elected to the Board and whose election, or nomination for election, to the Board was approved by a vote of a majority of the Original Directors then still in office (such Directors being called “Additional Original Directors”) and (z) who thereafter are elected to the Board and whose election or nomination for election to the Board was approved by a vote of a majority of the Original Directors and Additional Original Directors then still in office, cease for any reason to constitute a majority of the members of the Board; or

(v) the dissolution or liquidation of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means a committee designated by the Board and composed of not less than two “Non-Employee Directors” as defined in Rule 16b-3 under the Exchange Act, or any successor rule or definition adopted by the Securities and Exchange Commission.

“Common Stock” means the common stock, par value $0.01 per share, of the Company.

“Director” means a member of the Board.

“Disability” means any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his or her customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease, or mental disorder that in the judgment of the Committee is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i) if the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq Global Market or The Nasdaq Capital Market of The Nasdaq Stock Market, the fair market value of a share of Common Stock shall be the closing sales price of a share of Common Stock as quoted on such exchange or system for such date (or the most recent trading day preceding such date if there were no trades on such date), as reported in The Wall Street Journal or such other source as the Committee deems reliable;

(ii) if the Common Stock is regularly quoted by a recognized securities dealer but is not listed in the manner contemplated by clause (i) above, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable; or

(iii) if neither clause (i) above nor clause (ii) above applies, the fair market value of a share of Common Stock shall be determined in good faith by the Committee based on the reasonable application of a reasonable valuation method.

“Outside Director” means any Director who, on the date such person is to receive a grant of Restricted Shares hereunder is not a current employee of the Company or any of the Company’s subsidiaries.

“Participant” shall mean any Outside Director who holds a Restricted Stock Award granted or issued pursuant to the Plan.

“Plan” means this ePlus inc. 2008 Non-Employee Director Long-Term Incentive Plan.

“Restricted Shares” means Shares subject to a Restricted Stock Award.

“Restricted Stock Agreement” means any written agreement, contract, or other instrument or document, including an electronic communication, evidencing the terms and conditions of a Restricted Stock Award.

“Restricted Stock Award” means a grant of Restricted Shares pursuant to Section 7 of the Plan.

“Share” means a share of Common Stock, as adjusted in accordance with Section 9 of the Plan.

Section 3.    Stock Subject to the Plan.

Subject to the provisions of Section 9 of the Plan, the maximum aggregate number of Shares that may be issued as Restricted Shares under the Plan is two hundred fifty thousand (250,000) Shares.  The Shares may be authorized, but unissued, or treasury Shares.  Restricted Shares that have been transferred back to the Company shall be available for future grants of Restricted Shares under the Plan.

Section 4.    Administration of the Plan.

(a)            Administration.  The Plan shall be administered by the Committee.  The Committee shall have the authority, in its discretion:

(i)             to determine the Fair Market Value of Common Stock;

(ii)            to approve forms of agreement for use under the Plan;

(iii)           to determine the number of Shares that may be issued as Restricted Shares and the terms and conditions of such Restricted Shares;

(iv)           to construe and interpret the terms of the Plan;

(v)            to prescribe, amend and rescind rules and regulations relating to the Plan;

(vi)           to allow Participants to satisfy withholding tax obligations by having the Company withhold from the shares of Common Stock to be issued upon vesting of Restricted Shares that number of Shares having a Fair Market Value equal to the amount required to be withheld, provided that withholding is calculated at the minimum statutory withholding level.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All determinations to have Shares withheld for this purpose shall be made by the Committee in its discretion;

(vii)          to instruct a corporate officer to execute on behalf of the Company any instrument required to effect the grant of a Restricted Stock Award granted by the Committee; and

(viii)         to make all other determinations deemed necessary or advisable for administering the Plan.

(b)           Effect of Committee’s Decision.  The Committee’s decisions, determinations and interpretations shall be final and binding on all Participants and anyone else who may claim an interest in Restricted Shares.

Section 5.    Eligibility.

The only persons who shall be eligible to receive Restricted Stock Awards under the Plan shall be persons who, on the date such Awards are granted, are Outside Directors.

Section 6.    Term of the Plan.

No Restricted Stock Award may be granted under the Plan after September 15, 2018.

Section 7.    Grants of Restricted Stock Awards.

(a)           Initial Grant.  Each individual who first becomes an Outside Director on or after the date of the approval of this Plan by the stockholders of the Company shall, upon first qualifying as an Outside Director, automatically be granted a number of Restricted Shares, on the terms and conditions set forth in Section 8 below, having a Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) equal to the product of the amount of cash compensation earned by an individual Outside Director during the twelve months immediately prior to his becoming an Outside Director multiplied by the quotient of the number of days until the next Annual Grant Date (as defined below) divided by 365; provided, however, that grants of Restricted Shares under this Plan shall not be made until a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission.

(b)            Annual Grant.  On September 25th of each year (the “Annual Grant Date”), beginning with September 25, 2008, or the next following business day if September 25th is not a business day, each Outside Director shall automatically be granted a number of Restricted Shares, on the terms and conditions set forth in Section 8 below, having a Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) equal to the aggregate dollar amount of cash compensation earned by an individual Outside Director who served on the board  during the Company’s entire fiscal year ended immediately prior to the respective Annual Grant Date; provided, however, that grants of Restricted Shares under this Plan shall not be made until a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission.

(c)            Special Grant.  On the date which is two business days after the date that a Form S-8 registration statement in respect of the Shares is filed with, and declared effective by, the Securities and Exchange Commission, each Outside Director who was serving as an Outside Director on the day prior to the date of the approval of this Plan by the stockholders of the Company shall automatically be granted a number of Restricted Shares, on the terms and conditions set forth in Section 8 below, having a Fair Market Value on the date of grant (determined without regard to the restrictions applicable thereto) equal to thirty-five thousand dollars ($35,000).

(d)            Stock Fee Election.   An Outside Director may make an election (a "Stock Fee Election") to receive Restricted Shares in lieu of all or any part of the cash compensation payable to him or her for service on the Board for a calendar year.  Any Stock Fee Election and any change or revocation thereof shall be made by delivering written notice thereof to the Committee prior to the end of the calendar year preceding the calendar year of service for which it is to be effective.   Such Stock Fee Election shall remain in effect for each subsequent calendar year of service unless changed.  An Outside Director may not elect to change his or her Stock Fee Election for a calendar year after the last day of the calendar year preceding the calendar year of service for which the election is made.  Any Restricted Stock that relates to a Stock Fee Election shall be treated as a Restricted Stock Award for purposes of this Plan.  The number of shares shall be determined by dividing the cash compensation deferred for a calendar quarter of service by the Fair Market Value as of the first business day of the following calendar quarter, and each such first business day shall be considered the grant date of the Restricted Stock Award.

Section 8.    Terms of Restricted Stock Awards.

Except as provided herein, Restricted Shares shall be subject to restrictions (“Restrictions”) prohibiting such Restricted Shares from being sold, transferred, assigned, pledged or otherwise encumbered or disposed of.  The Restrictions with respect to each award of Restricted Shares shall lapse as to one-half of such Restricted Shares on each of the one-year and second-year anniversary date of the grant of such award; provided, however, that the Restrictions with respect to such Restricted Shares shall lapse immediately in the event that (i) the Participant is nominated for a new term as an Outside Director but is not elected by stockholders of the Company, or (ii) the Participant ceases to be a member of the Board due to death, disability or mandatory retirement (if any). Notwithstanding the foregoing, the Restrictions with respect to all of a Participant's Restricted Shares shall lapse immediately prior to a Change in Control provided that the Participant is a member of the Board immediately prior to such Change in Control.

The Company shall issue, in the name of each Participant to whom Restricted Shares have been granted, stock certificates (in tangible or electronic form) representing the total number of Restricted Shares granted to such Participant as soon as reasonably practicable after the grant.  However, the Company or its transfer agent shall hold such certificates, properly endorsed for transfer, for the Participant’s benefit until such time as the Restriction Period applicable to such Restricted Shares lapses.  Upon the expiration or termination of the Restricted Period, the restrictions applicable to the Restricted Shares shall lapse and a stock certificate for the number of Restricted Shares with respect to which the restrictions have lapsed shall be delivered, free of all such restrictions, to the Participant or his or her beneficiary or estate, as the case may be.  Except as described in the above paragraph, in the event that a Participant ceases to be a member of the Board before the applicable Restriction Period has expired or under circumstances in which the Restriction Period does not otherwise lapse, the Restricted Shares granted to such Participant shall thereupon be forfeited and transferred back to the Company.

During the Restriction Period, a Participant shall have the right to vote his or her Restricted Shares.  At the end of the Restriction Period, the Participant shall have the right to receive any cash dividends, with respect to such Restricted Shares, that were paid during the Restriction Period.  All distributions, if any, received by a Participant with respect to Restricted Shares as a result of any stock split, stock distribution, combination of shares, or other similar transaction shall be subject to the same restrictions as are applicable to the Restricted Shares to which such distributions relate.

Section 9.    Adjustments Upon Changes in Capitalization.

Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Restricted Stock Award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Restricted Stock Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of a Restricted Stock Award, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to a Restricted Stock Award.

Section 10.    Grant Agreement.

Each grant of a Restricted Stock Award under the Plan will be evidenced by a Restricted Stock Agreement.  Such document will contain such provisions as the Committee may in its discretion deem advisable, provided that such provisions are not inconsistent with any of the provisions of the Plan.

Section 11.    Amendment and Termination of the Plan.

(a)           Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Shareholder Approval.  The Company shall obtain shareholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(c)           Effect of Amendment or Termination.  No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.  Termination of the Plan shall not affect the Committee’s ability to exercise the powers granted to it hereunder with respect to Restricted Shares granted under the Plan prior to the date of such termination.

Section 12.    Conditions Upon Issuance of Shares.

(a)           Legal Compliance.  Shares shall not be issued pursuant to a Restricted Stock Award unless the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations.  As a condition to the issuance of Restricted Shares, the Company may require the Participant to represent and warrant at the time of any such issuance that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.  Not in limitation of any of the foregoing, in any such case referred to in the preceding sentence the Committee may also require the Participant to execute and deliver documents containing such representations (including the investment representations described in this Section 12(b) of the Plan), warranties and agreements as the Committee or counsel to the Company shall deem necessary or advisable to comply with any exemption from registration under the Securities Act of 1933, as amended, any applicable State securities laws, and any other applicable law, regulation or rule.

(c)           Additional Conditions.  The Committee shall have the authority to condition the grant of any Restricted Shares in such other manner that the Committee determines to be appropriate, provided that such condition is not inconsistent with the terms of the Plan.

Section 13.    Inability to Obtain Authority.

The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

Section 14.    Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

Section 15.    Stockholder Approval.

The Plan shall be subject to approval by the stockholders of the Company.  Such stockholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

Section 16.    Withholding; Notice of Sale.

Each Participant shall, no later than the date as of which the value of a Restricted Stock Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the Participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income.  The Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Participant.  The Company’s obligation to deliver stock certificates to any Participant is subject to and conditioned on any such tax obligations being satisfied by the Participant.  Subject to approval by the Committee, a Participant may elect to have the minimum required tax withholding obligation satisfied, in whole or in part, by (i) authorizing the Company to withhold from Shares to be issued pursuant to any Restricted Stock Award a number of Shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the withholding amount due, or (ii) transferring to the Company Shares owned by the Participant with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

Section 17.      Code Section 83(b) Elections

Neither the Company, any Affiliate, nor the Committee shall have any responsibility in connection with a Participant’s election, or attempt to elect, under Code section 83(b) to include the value of a Restricted Stock Award in the Participant’s gross income for the year of payment.  Any Participant who makes a Code section 83(b) election with respect to any such Restricted Stock Award shall promptly notify the Committee of such election and provide the Committee with a copy thereof.

Section 18.       No Right to Continue as a Director

Neither this Plan, nor the granting of a Restricted Stock Award under this Plan, nor any other action taken pursuant to this Plan shall constitute or be evidence of any agreement or understanding, express or implied, that the Company will retain a director for any period of time, or at any particular rate of compensation.

Section 19.    Governing Law.

This Plan shall be governed by the laws of the State of Delaware.